Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 16th day of January, 2026 by and between JLA Realty Associates LLC, a New York limited liability company (the “Seller”) and Ault Lending, LLC, a California limited liability company (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase common stock of Universal Safety Products, Inc., a Maryland corporation (the “Company”), $0.01 par value per share (the “Common Stock”), from the Seller and the Seller desires to sell the shares of Common Stock to the Purchaser.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Closing; Delivery.

1.1.Closings; Sale and Purchase of Common Stock. Subject to the terms and conditions of this Agreement, the sale and purchase of shares of Common Stock contemplated hereby shall occur in two separate closings. At the First Closing (as defined below), the Seller agrees to sell, and the Purchaser agrees to purchase from the Seller, 95,000 shares of Common Stock (the “First Purchased Shares”) at a purchase price of Six Dollars ($6.00) per share, in consideration of a promissory note issued by Purchaser in favor of Seller in a principal amount equal to $570,000, substantially in the form attached hereto as Exhibit A (the “First Closing Note”).  At the Second Closing, the Seller agrees to sell, or cause to be sold by a designee acceptable to Purchaser, and the Purchaser agrees to purchase from the Seller, 205,000 shares of Common Stock (the “Second Purchased Shares” and, together with the First Purchased Shares, the “Purchased Shares”), at a purchase price of Six Dollars ($6.00) per share, in consideration of a promissory note issued by Purchaser in favor of the Seller or its designee, in a principal amount equal to $1,230,000, substantially in the form attached hereto as Exhibit A (the “Second Closing Note” and, together with the First Closing Note, each a “Note” and, collectively the “Notes”).

1.2.Closing Dates; Manner of Closings. Subject to the satisfaction or waiver of the conditions to the applicable Closing set forth in Section 4 and Section 5, the consummation of the sale and purchase of the First Purchased Shares (the “First Closing”) shall take place remotely via the electronic exchange of documents and signatures at 10:00 a.m. Eastern Time on the date first written above (the “First Closing Date”), or at such other time and place as the Seller and the Purchaser may mutually agree upon in writing (email sufficient).  The consummation of the sale and purchase of the Second Purchased Shares (the “Second Closing”) shall take place remotely via the electronic exchange of documents and signatures at 10:00 a.m. Eastern Time on the date that is three (3) business days after the First Closing Date (the “Second Closing Date”), or at such other time and place as the Seller and the Purchaser may mutually agree upon in writing (email sufficient). Each of the First Closing and the Second Closing is referred to herein as a “Closing”.

1.3.Deliveries; Transfer of Purchased Shares. Upon receipt by the Seller at the First Closing of the First Closing Note, the Seller shall promptly (but in no event more than two (2) business days thereafter) take any and all action necessary to cause legal and beneficial ownership of the First Purchased Shares to be transferred from the Seller to the Purchaser, which shall include the prompt submission of transfer instructions in the form set forth on Exhibit B attached hereto to the Seller's brokerage firm.  Upon receipt by the Seller or its designee at the Second Closing of the Second Closing Note, the Seller or such designee, as applicable, shall promptly (but in no event more than two (2) business days thereafter) take any and all action necessary to cause legal and beneficial ownership of the Second Purchased Shares to be transferred to the Purchaser, which shall include the prompt submission of transfer instructions in the form set forth on Exhibit B attached hereto to the applicable brokerage firm.

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1.4.Covenant to Exercise Convertible Promissory Note. The Seller covenants and agrees to exercise, or cause to be exercised, in accordance with its terms, that certain Convertible Promissory Note, dated August 13, 2025, issued by the Company in favor of SJC Lending, LLC (“SJC”), in the original principal amount of $1,100,000, as amended, restated, supplemented, or otherwise modified from time to time (the “Convertible Promissory Note”) for a number of shares of Common Stock equal to the number of Second Purchased Shares. The Seller shall effect or cause to be effected such exercise by delivering to the Company an irrevocable notice of conversion or exercise (an “Exercise Notice”) for the Convertible Promissory Note for such number of shares. Promptly after delivery, the Seller shall deliver a copy of the Exercise Notice to the Purchaser.

1.5.Second Closing Seller; Designee.  Notwithstanding anything to the contrary herein, the Seller may, by written notice to the Purchaser (email sufficient), designate a person or entity acceptable to the Purchaser to be the actual selling party with respect to the Second Purchased Shares at the Second Closing (such designated person or entity, the “Second Closing Seller”). SJC is deemed acceptable to the Purchaser for so long as it remains an affiliate of the Seller as of the Second Closing Date. If the Seller so designates the Second Closing Seller, (a) all references in this Agreement to the “Seller,” solely with respect to the sale, transfer and delivery of the Second Purchased Shares at the Second Closing, shall be deemed to refer to the Second Closing Seller, and (b) the Second Closing Seller shall be bound by and shall perform the obligations of the Seller under this Agreement that are applicable to the sale, transfer and delivery of the Second Purchased Shares at the Second Closing, including making the representations and warranties in Section 2 with respect to the Second Purchased Shares as of the Second Closing Date. The Second Closing Seller shall deliver an officer’s certificate, reasonably acceptable to the Purchaser, representing and warranting to the above on the Second Closing Date.

2.Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that the representations set forth below are true and complete (a) as of the First Closing Date, solely with respect to the First Purchased Shares sold at the First Closing, and (b) as of the Second Closing Date, solely with respect to the Second Purchased Shares sold at the Second Closing.  For the avoidance of doubt, if the Seller designates a Second Closing Seller pursuant to Section 1.5, the representations and warranties in this Section 2 with respect to the Second Closing shall be made by such Second Closing Seller.

2.1.Authorization. The Seller has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Seller, will constitute valid and legally binding obligations of Seller, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.2.Valid Sale of Shares. Seller is the sole registered and beneficial owner of the Purchased Shares and has good, valid, and marketable title to the Purchased Shares free and clear of any and all pledges, liens, charges, obligations, covenants, conditions, restrictions, voting trust arrangements, proxies, options, adverse claims or rights, or any other form of encumbrances or third party rights. To Seller’s knowledge, the Purchased Shares were validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable state and federal securities laws.

2.3.Freely Tradable Shares. The Purchased Shares are Freely Tradable. For the purposes hereof, “Freely Tradable” means that the Purchased Shares (i) may be sold to the public in accordance with Rule 144 (“Rule 144”) under the Securities Act of 1933 (the “Securities Act”) by a person that is not an “affiliate” (as defined in Rule 144) of the Company and (ii) do not bear any restrictive legends relating to the Securities Act. Notwithstanding the foregoing, Seller makes no representation as to the applicability of any trading restrictions on the Purchased Shares that may arise from Purchaser’s position as, or affiliation with, the Company or Purchaser’s possession of any material non-public information.

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2.4.Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Seller in connection with the consummation of the transactions contemplated by this Agreement. There is no action, claim, litigation, arbitration, suit or other proceeding pending or, to the knowledge of the Seller, threatened against it seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of any of the transactions contemplated herein.

2.5.Non-Contravention. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder will not breach or result in a default under any oral or written agreement by which Seller or the Purchased Shares may be bound.

3.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller that the following representations are true and complete (a) as of the First Closing Date with respect to the purchase of the First Purchased Shares at the First Closing, and (b) as of the Second Closing Date with respect to the purchase of the Second Purchased Shares at the Second Closing:

3.1.Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement constitutes valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2.Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement. There is no action, claim, litigation, arbitration, suit or other proceeding pending or, to the knowledge of the Purchaser, threatened against it seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of any of the transactions contemplated herein.

3.3.Non-Contravention. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder will not breach or result in a default under any oral or written agreement by which Purchaser may be bound.

4.Conditions to the Purchaser’s Obligations at Each Closing. The obligations of the Purchaser to purchase the applicable Purchased Shares at each Closing are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

4.1.Representations and Warranties. The representations and warranties of the Seller (or Second Closing Seller, as applicable) set forth in Section 2, to the extent applicable to the Purchased Shares to be sold at such Closing, shall be true and correct in all respects as of the applicable Closing.

4.2.Performance. The Seller (or Second Closing Seller, as applicable) shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Seller (or Second Closing Seller, as applicable) on or before the applicable Closing.

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4.3.Exercise Notice; Conversion Status (Second Closing Only). Solely with respect to the Second Closing, the Purchaser shall have received a copy of the Exercise Notice delivered to the Company pursuant to Section 1.4, and the conversion of the Convertible Promissory Note into a number of shares at least equal to the Second Purchased Shares shall have been duly effected or shall be effected contemporaneously with the Second Closing.

5.Conditions to the Obligations of the Seller (or, if applicable, the Second Closing Seller) at Each Closing. The obligations of the Seller to sell the applicable Purchased Shares to the Purchaser at the First Closing and the obligations of the Seller or, if applicable, the Second Closing Seller to sell the applicable Purchased Shares to the Purchaser at the Second Closing are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

5.1.Receipt of Note. The Seller or, if applicable, the Second Closing Seller, shall have received an executed copy of the applicable Note.

5.2.Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the applicable Closing.

5.3.Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the applicable Closing.

6.Big Boy.

6.1.Acknowledgment; Non-Reliance. Seller (and Second Closing Seller, if applicable) acknowledges that Purchaser and its affiliates, and their respective directors, officers, employees, equityholders, advisors, and representatives (including affiliates of Purchaser who serve on the Company’s board of directors) (collectively, the “Covered Persons”), may possess material non-public information regarding the Company or the Purchased Shares (the “Excluded Information”) that has not been provided to Seller (or Second Closing Seller, if applicable). Seller (and Second Closing Seller, if applicable) is proceeding on the assumption that the Purchaser is in possession of Excluded Information and agrees that no Covered Person has any duty to disclose Excluded Information to Seller (and Second Closing Seller, if applicable) and may be prohibited by law or contract from doing so. Seller (and Second Closing Seller, if applicable) represents that it (i) is a sophisticated party, has made its own independent decision to sell the Purchased Shares, (ii) has had the opportunity to consult with advisors and (iii) is voluntarily assuming all risks associated with the sales of the Purchased Shares and expressly warrants and represents that (x) the Purchaser has not made, and Seller (and Second Closing Seller, if applicable) disclaims the existence of or its reliance on, any representation by the Purchaser concerning the Purchased Shares except for the express representations and warranties of Purchaser in this Agreement and (y) Seller (and Second Closing Seller, if applicable) is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the sales of the Purchased Shares, and therefore has no claims against the Purchaser with respect thereto.

6.2.Waiver; Non-Rescission; Carve-Outs. To the maximum extent permitted by applicable law, Seller (and Second Closing Seller, if applicable) irrevocably waives and releases each Covered Person from any claims arising out of or relating to (i) the existence, possession, non-disclosure or use of Excluded Information, (ii) any failure to disclose Excluded Information, (iii) Seller’s (and Second Closing Seller’s, if applicable) sale of the Purchased Shares to Purchaser, or (iv) any actual or alleged conflict of interest arising from any Covered Person’s service with the Company, including service on the Company’s board of directors. The foregoing is final and non-rescissory. For the avoidance of doubt, nothing in this Section 6 (A) releases any claim of Seller (and Second Closing Seller, if applicable) for common-law fraud by Purchaser with respect to the express representations and warranties of Purchaser in this Agreement, (B) limits or releases any obligations under this Agreement or (C) waives or limits any rights of any governmental authority to enforce applicable securities laws. Seller (and Second Closing Seller, if applicable) disclaims reliance on any communications, written or oral, not expressly set forth in this Agreement.

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6.3.Capacity; No Fiduciary Duty; Inducement. Seller (and Second Closing Seller, if applicable) acknowledges that, in connection with this Agreement, the Covered Persons are acting solely on behalf of Purchaser and not as fiduciaries or advisors to Seller (or Second Closing Seller, if applicable). These provisions are a material inducement to Purchaser’s agreement to enter into this transaction and reflect a bargained-for allocation of risk between sophisticated parties acting at arm’s length.

7.Miscellaneous.

7.1.Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Seller (and Second Closing Seller, if applicable) and the Purchaser contained in or made pursuant to this Agreement shall survive for a period ending on the earlier of (i) 12 months from the date hereof or (ii) such date when the Note is no longer outstanding, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Seller (and Second Closing Seller, if applicable).

7.2.Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3.Governing Law. This Agreement shall be governed by the internal law of the State of New York.

7.4.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6.Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address set forth for such party on the signature page hereto or as subsequently modified by written notice given in accordance with this Section 7.6. If notice is given to the Seller, a copy shall also be sent to Kenneth A. Schlesinger, Esq. and Richard Quatrano, Esq., Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, 15th Floor, New York, NY 10019.

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7.7.No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

7.8.Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Seller and the Purchaser.

7.9.Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.10.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11.Entire Agreement. This Agreement (including the Exhibits attached hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.12.Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (d) consent to personal jurisdiction for any equitable action sought in the United States District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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7.13.Specific Performance. The parties agree that monetary damages may be inadequate to remedy breaches of this Agreement and that the non-breaching party shall be entitled to seek equitable relief, including specific performance and injunctive relief, without the necessity of posting bond.

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

SELLER: JLA REALTY ASSOCIATES LLC

By:	/s/ Steven J. Caspi
Name: Steven J. Caspi
Title: Manager
Email: steve@caspidevelopment.com

Acknowledged, Accepted and Agreed: SJC LENDING, LLC

By:	/s/ Steven J. Caspi
Name: Steven J. Caspi
Title: Sole Member
Email: steve@caspidevelopment.com

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER: AULT LENDING, LLC

By:	/s/ David J. Katzoff
Name: David J. Katzoff
Title: Manager
Email: david@ault.com

EXHIBIT A

FORM OF PROMISSORY NOTE

SEE ATTACHED.

EXHIBIT B

FORM OF TRANSFER INSTRUCTION